                                                                       EXHIBIT K


                               GUARANTEE AGREEMENT


            THIS AGREEMENT (this "Agreement") dated as of May 30, 2001, by and among CTF HOLDINGS LIMITED, a company organized and existing under the laws of Gibraltar (the "Limited Guarantor") and ECO HOLDINGS LIMITED, a company organized and existing under the laws of Gibraltar (the "General Guarantor" and, together with the Limited Guarantor, the "Guarantors"), in favor of, as applicable, OPEN JOINT STOCK COMPANY "VIMPEL-COMMUNICATIONS", an open joint stock company organized and existing under the laws of the Russian Federation ("VIP"), CLOSED JOINT STOCK COMPANY "VIMPELCOM-REGION", a closed joint stock company organized and existing under the laws of the Russian Federation ("VIP-R") and TELENOR EAST INVEST AS, a company organized and existing under the laws of Norway ("Telenor East Invest AS", and, together with VIP and VIP-R, collectively, the "Beneficiaries" and each, individually, a "Beneficiary").


                              W I T N E S S E T H:


            WHEREAS, (a) Eco Telecom Limited, a company organized and existing under the laws of Gibraltar ("Eco Telecom"), Telenor East Invest AS and VIP are parties to the Primary Agreement dated as of the date hereof (the "VIP Primary Agreement") pursuant to which each of Telenor East Invest AS and Eco Telecom has agreed to purchase certain shares of voting capital stock in VIP, (b) Telenor East Invest AS and Eco Telecom are parties to the Shareholders Agreement dated as of the date hereof (the "VIP Shareholders Agreement") and (c) Telenor East Invest AS, Eco Telecom and VIP are parties to the Registration Rights Agreement dated as of the date hereof (the "VIP Registration Rights Agreement", and, together with the VIP Primary Agreement and the VIP Shareholders Agreement, collectively, the "VIP Agreements") pursuant to which VIP has agreed to grant each of Telenor East Invest AS and Eco Telecom certain registration rights with respect to their ownership of shares of common stock in VIP;


            WHEREAS, Eco Telecom, Telenor East Invest AS, VIP and VIP-R are parties to (a) the Primary Agreement dated as of the date hereof (the "VIP-R Primary Agreement") pursuant to which each of Telenor East Invest AS, VIP and Eco Telecom has agreed, or has the right, to subscribe for and purchase shares of voting capital stock in VIP-R, (b) the Shareholders Agreement dated as of the date hereof (the "VIP-R Shareholders Agreement") and (c) the Registration Rights Agreement dated as of the date hereof (the "VIP-R Registration Rights Agreement", and, together with the VIP-R Primary Agreement and the VIP-R Shareholders Agreement, collectively, the "VIP-R Agreements") pursuant to which VIP-R has agreed to grant each of Telenor East Invest AS, Eco Telecom and VIP certain registration rights with respect to their ownership of shares of common stock in VIP-R;


            WHEREAS, Eco Telecom, VIP, VIP-R, Citibank, N.A. and Citibank T/O
(OOO) are parties to that certain Escrow Agreement (the "Escrow Agreement"), dated as of the date hereof (the Escrow Agreement, together with the VIP Agreements and the VIP-R Agreements, collectively, the "Transaction Agreements");


            WHEREAS, Eco Telecom is an affiliate of the Guarantors; and

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            WHEREAS, to induce each of VIP, VIP-R and Telenor East Invest AS to enter into and perform their obligations under the Transaction Agreements to which each is a party, the Guarantors have agreed to enter into and perform its obligations under this Agreement.


            NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION


            1.1 Unless otherwise defined herein, terms defined in the VIP Primary Agreement are used herein as therein defined, and the rules of interpretation set forth in Section 1.02 thereof shall apply to this Agreement, as if set forth in full herein, mutatis mutandis.


                                   ARTICLE II
                                    GUARANTEE

            2.1. The General Guarantor hereby guarantees to VIP, Telenor East Invest AS and VIP-R, as the case may be, the due, complete and timely performance and/or fulfillment by Eco Telecom of each and every obligation of Eco Telecom under each of the Transaction Agreements other than the payment obligations of Eco Telecom arising under Section 2.02 of the VIP Primary Agreement and Article II of the VIP-R Primary Agreement (such obligations of Eco Telecom, other than the payment obligations of Eco Telecom arising under Section
2.02 of the VIP Primary Agreement and Article II of the VIP-R Primary Agreement, are collectively referred to herein as "General Obligations").

            2.2. The Limited Guarantor hereby guarantees to VIP, Telenor East Invest AS and VIP-R, as the case may be, the due, complete and timely performance and/or fulfillment by Eco Telecom of the following obligations of Eco Telecom: (i) Section 7.04 of the VIP Primary Agreement, (ii) Article II (Transfers), Section 5.02 (Non-Compete) and Section 5.03 (Debt Acquisition) of the VIP Registration Rights Agreement, (iii) Article III (Transfers) of the VIP Shareholders Agreement, and (iv) Article IV (Transfers), Section 5.03 (Debt Acquisition) and Section 6.02 (Non-Compete) of the VIP-R Shareholders Agreement (all such obligations are collectively referred to herein as "Limited Obligations", and all Limited Obligations and General Obligations are collectively referred to herein as "Obligations").

            2.3. It is understood and agreed that, subject to Sections 2.4 and
2.6 below, nothing herein shall require either Guarantor to perform, or cause to be performed, any obligation under circumstances in which Eco Telecom would not be required, pursuant to the terms of the relevant Transaction Agreement, to perform such obligation by reason of a breach or misrepresentation by any other party to the relevant Transaction Agreement or the failure of any condition to such performance to be satisfied. It is also understood and agreed that such guarantees are continuing guarantees and that, subject to the preceding sentence, the General Obligations of the General Guarantor and the Limited Obligations of the Limited Guarantor are and shall be absolute under any and all circumstances.

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            2.4. Each Guarantor hereby agrees that its liability hereunder shall be unaffected by (a) any amendment or modification of the provisions of the Transaction Agreements unless such amendment or modification increases the amount of the Obligation or is executed by the Guarantor, (b) any extension of time for performance required thereby, (c) except as expressly provided herein, the release of, or unenforceability against, Eco Telecom or any other Person from performance or observance of any of the Obligations by operation of law or otherwise (other than by payment or performance, to the full extent required thereby), whether made with or without notice to such Guarantor, or (d) any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting Eco Telecom or any other Person, or any of their respective successors or assigns, whether or not any notice thereof is given to such Guarantor.

            2.5. Each Guarantor hereby waives any and all legal requirements that any Beneficiary shall commence any arbitration or institute any action or proceedings at law or in equity against the other Guarantor, Eco Telecom or any other Person, or exhaust its remedies against the other Guarantor, Eco Telecom or any other Person, in respect of any of the Transaction Agreements, as a condition precedent to bringing an action against such Guarantor under this Agreement.

            2.6. The Obligations shall be deemed not to have been observed or performed, and the Guarantors' obligations in respect thereof shall continue and not be discharged, to the extent that any observance or performance thereof by Eco Telecom is recovered from or paid over by or for the account of any Beneficiary for any reason, including as a preference or fraudulent transfer or by virtue of any subordination (whether present or future or contractual or otherwise) of the Obligations, whether such recovery or payment over is effected by any judgment, decree or order of any court or governmental agency, by any plan of reorganization or by settlement or compromise by any Beneficiary (provided that the Guarantors have given consent, which the Guarantors shall not unreasonably withhold or delay, to any such settlement or compromise) of any claim for any such recovery or payment over. The General Guarantor hereby expressly agrees that it shall be liable hereunder with respect to any General Obligation whenever such a recovery or payment over thereof occurs. The Limited Guarantor hereby expressly agrees that it shall be liable hereunder with respect to any Limited Obligation whenever such a recovery or payment over thereof occurs.

            2.7. Each Guarantor hereby waives notice of acceptance of this Agreement by any Beneficiary and of presentment for payment, demand, protest, notice of demand, of protest and of dishonor, notices of default and of nonpayment and all other notices and demands of every kind and description now or hereafter provided by any statute or rule of law.

            2.8. Each Guarantor hereby waives any right or claim of right to cause a marshaling of Eco Telecom's or any other Person's assets or to cause any Beneficiary to proceed against any security for the Obligations before proceeding against the Guarantor.


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                                   ARTICLE III
                                CERTAIN COVENANTS

            3.1 Without prejudice to the generality of Article II, each Guarantor hereby agrees:

            (a) to cause Eco Telecom, and any other Controlled Affiliate of such Guarantor which is a successor to or permitted assign of all or any part of Eco Telecom's obligations under the VIP Primary Agreement, the VIP Registration Rights Agreement, the VIP Shareholders Agreement and/or the VIP-R Shareholders Agreement, to perform and comply with Eco Telecom's and such other Controlled Affiliate's respective obligations under Section 7.04 of the VIP Primary Agreement, Article II (Transfers), Section 5.02 (Non-Compete) and Section 5.03 (Debt Acquisition) of the VIP Registration Rights Agreement, Article III (Transfers) of the VIP Shareholders Agreement and/or Article IV (Transfers of Securities), Section 5.03 (Debt Acquisition) and Section 6.02 (Non-Compete) of the VIP-R Shareholders Agreement, as the case may be, provided that this Article III(a) shall not release Eco Telecom or any such other Controlled Affiliate from any of their respective obligations thereunder;

            (b) not to take or permit any of its Controlled Affiliates to take any action which would be prohibited by any such Section or Article if such Guarantor or any such Controlled Affiliate were an original signatory to any such Agreement as a "Purchaser" or "Shareholder", in each case to the extent provided therein;

            (c) to comply with, and cause each of its Controlled Affiliates to comply with, the obligations of Eco Telecom under any such Section or Article as if such Guarantor or any such Controlled Affiliate were an original signatory to such Agreement in place of Eco Telecom, in each case to the extent provided therein; and

            (d) to cause the transferee (the "Transferee") of the General Guarantor's entire direct or indirect interest in either of VIP or VIP-R to execute and deliver to each Beneficiary an endorsement ("Endorsement") to this Agreement in the form of Exhibit A as a condition to any such transfer.

            3.2 VIP shall use reasonable efforts to notify the Limited Guarantor as soon as reasonably practicable upon obtaining knowledge of any breach of the covenants set forth in the preceding Section 3.1; provided, that the liability of the Guarantors in connection with any such breach shall not be affected by any failure by VIP to provide such notice.

            3.3 Upon receipt by each Beneficiary of a duly executed Endorsement from the Transferee, the General Guarantor shall be automatically released from any liability under this Agreement.

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
                                   ARTICLE IV
                                      TERM


            4.1 This Agreement and each Guarantor's obligations hereunder shall take effect on the date hereof and remain in effect until the date which is one year after the date on which all of the Transaction Agreements are terminated.


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

            5.1. Each Guarantor hereby represents and warrants to each Beneficiary as follows:

                  (a) Organization. Such Guarantor is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation.

                  (b) Capacity and Authority. Such Guarantor has all requisite corporate or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by such Guarantor of this Agreement, and the performance by such Guarantor of its obligations hereunder, have been duly authorized by such Guarantor, and no other corporate or other action on the part of such Guarantor is required. This Agreement has been duly executed and delivered by such Guarantor and constitutes the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect, affecting the enforcement of creditors' rights generally.

                  (c) Validity of Agreement. The execution, delivery and performance of this Agreement by such Guarantor does not and will not (i) conflict with, or result in a breach of any provision of, such Guarantor's charter or other constitutive documents, or (ii) conflict with, result in a breach of any provision of, or constitute a default under, any agreement or instrument by which such Guarantor or any of its assets or properties is bound, or (iii) conflict with, or result in a breach or violation of any law, regulation, decree or order by which such Guarantor or any of its assets or properties is bound, or (iv) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative, regulatory or judicial authority; except, in the case of clauses (ii), (iii) and (iv) above, where such conflicts, breaches, defaults or violations or such failure to obtain or make any such authorizations, consents, orders, permits, approvals, notices, filings, registrations or qualifications would not have a material adverse effect on such Guarantor or the ability of such Guarantor to perform its obligations hereunder.

                  (d) Legal Proceedings. There are no actions, suits, proceedings or arbitrations pending or, to the knowledge of such Guarantor, threatened, against such Guarantor or any of its assets or properties that could reasonably be expected to result in the issuance of any writ, judgment, decree, injunction or similar order of any governmental or regulatory authority restraining, enjoining or otherwise prohibiting or making illegal the execution, delivery or performance by such Guarantor of this Agreement.

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
                                   ARTICLE VI
                    LIMITED RECOURSE FOR CERTAIN OBLIGATIONS

            6.1. Limited Recourse for General Obligations. Each of the parties to this Agreement acknowledges and agrees that the maximum amount payable by the General Guarantor in respect of all claims under this Agreement by all Beneficiaries shall be limited to an aggregate of One Hundred and Sixty Million U.S. Dollars (US$160,000,000) less the sum of (x) any amounts up to US$160,000,000 paid by Eco Telecom to the Beneficiaries in damages or as the result of a settlement of any claim arising from any failure to duly, completely and timely perform and/or fulfill any obligation under any of the Transaction Agreements and (y) any amounts paid by the Limited Guarantor to any Beneficiary hereunder, and that the Beneficiaries will have no further recourse to the General Guarantor hereunder.

            6.2. Limited Recourse for Limited Obligations. Each of the parties to this Agreement acknowledges and agrees that the maximum amount payable by the Limited Guarantor under this Agreement shall be limited to One Hundred and Sixty Million U.S. Dollars (US$160,000,000) less the sum of (x) any amounts up to US$160,000,000 paid by Eco Telecom to the Beneficiaries in damages or as the result of a settlement of any claim arising from any failure to duly, completely and timely perform and/or fulfill any obligation under any of the Transaction Agreements and (y) any amounts paid by the General Guarantor to any Beneficiary under this Agreement, and that the Beneficiaries will have no further recourse to the Limited Guarantor hereunder.


                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

            7.1. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or sent by courier to the parties at the following addresses or facsimile numbers:

      If to the General Guarantor, to:

         Eco Holdings Limited
         Suite 2, 4 Irish Place
         Gibraltar
         Attn:  Franz Wolf

         Facsimile No.:   +350 41988

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      with a copy to:

         OOO Alfa-Eco
         21, Novy Arbat
         121019 Moscow
         Russian Federation
         Attn:  Stanislav Shekshnya

         Facsimile No.:  +7 095 201 5914

      and a copy to:

         Herbert Smith CIS Legal Services
         24, Korobeinikov Pereulok
         119034 Moscow
         Russian Federation
         Attn:  Vladimir Afonkin

         Facsimile No.:  +7 095 363 6501

      If to the Limited Guarantor, to:

         CTF Holdings Limited
         Suite 2, 4 Irish Place
         Gibraltar
         Attn:  Franz Wolf

         Facsimile No.:  +350 41988

      with a copy to:

         OOO Alfa-Eco
         21, Novy Arbat
         121019 Moscow
         Russian Federation
         Attn:  Stanislav Shekshnya

         Facsimile No.:  +7 095 201 5914
      and a copy to:

         Herbert Smith CIS Legal Services
         24, Korobeinikov Pereulok
         119034 Moscow
         Russian Federation
         Attn:  Vladimir Afonkin

         Facsimile No.:  +7 095 363 6501

      If to VIP, to:

         OAO "Vimpel-Communications"
         10 Ulitsa 8-Marta
         Building 14
         125083 Moscow
         Russian Federation
         Attn: Chief Executive Officer

         Facsimile No.:  +7 095 755 3682

      with a copy to:

         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         7 Gasheka Street, Ducat Place II
         123056 Moscow
         Russian Federation
         Attn:  Melissa J. Schwartz

         Facsimile No.:  +7 095 974 2412

      If to VIP-R, to:

         ZAO "VimpelCom-Region"
         10 Ulitsa 8-Marta
         Building 14
         125083 Moscow
         Russian Federation
         Attn:        General Counsel

         Facsimile No.:  +7 095 755 3682
      with a copy to:

         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         7 Gasheka Street, Ducat Place II
         123056 Moscow
         Russian Federation
         Attn:  Melissa J. Schwartz

         Facsimile No.:  +7 095 974 2412;

      and a copy to:

         Herbert Smith CIS Legal Services
         24, Korobeinikov Pereulok,
         119034 Moscow
         Russian Federation
         Attn:  Vladimir Afonkin

         Facsimile No.:  +7 095 363 6501

      If to Telenor East Invest AS, to:

         Telenor East Invest AS
         Keysers Gate 13
         N-0130 Oslo
         Norway
         Attn:  Henrik Torgersen

         Facsimile No.: +47 22 77 91 59

      with a copy to:

         Advokatene i Telenor
         Universitatsgaten 2
         N-0130 Oslo
         Norway
         Attn:  Bjorn Hogstad

         Facsimile No.: +47 22 11 44 61


All such notices, requests and other communications will (a) if delivered personally against receipt to the address as provided in this Section 7.1, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section 7.1, be deemed given upon receipt, and (c) if delivered by courier in the manner described above to the address as provided in this Section 7.1, be deemed given upon confirmed receipt (in each case

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regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 7.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving written notice specifying such change to the other parties hereto.

            7.2. Entire Agreement. This Agreement, together with the Transaction Agreements, supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, and contains the sole and entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof.

            7.3. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

            7.4. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

            7.5. No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other Person.

            7.6. No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned or transferred by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and permitted assigns.

            7.7. Headings. The headings contained in this Agreement are for convenience of reference only, and do not form a part hereof and in no way interpret or construe the provisions hereof.

            7.8. No Joint Venture. Nothing contained herein shall be construed to constitute a joint venture or an agency or partnership relationship among any of the parties hereto.

            7.9. Arbitration; Consent to Jurisdiction; Service of Process; Waiver of Sovereign Immunity.

            (a) Any and all disputes and controversies arising under, relating to or in connection with this Agreement shall be settled by arbitration by a panel of three (3) arbitrators under the United Nations Commission on International Trade Law (UNCITRAL) Arbitration

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Rules then in force (the "UNCITRAL Rules") in accordance with the following terms and conditions:

            (i) In the event of any conflict between the UNCITRAL Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

            (ii)  The place of the arbitration shall be Geneva, Switzerland.

            (iii) Where there is only one claimant party and one respondent party, each shall appoint one arbitrator in accordance with the UNCITRAL Rules, and the two arbitrators so appointed shall appoint the third (and presiding) arbitrator in accordance with the UNCITRAL Rules within thirty (30) days from the appointment of the second arbitrator. In the event of an inability to agree on a third arbitrator, the appointing authority shall be the International Court of Arbitration of the International Chamber of Commerce, acting in accordance with such rules as it may adopt for this purpose. Where there is more than one claimant party, or more than one respondent party, all claimants and/or all respondents shall attempt to agree on their respective appointment(s). In the event that all claimants and all respondents cannot agree upon their respective appointments(s) within thirty (30) Business Days of the date of the notice of arbitration, all appointments shall be made by the International Court of Arbitration of the International Chamber of Commerce.

            (iv) The English language shall be used as the written and spoken language for the arbitration and all matters connected to the arbitration.

            (v) The arbitrators shall have the power to grant any remedy or relief that they deem just and equitable and that is in accordance with the terms of this Agreement, including specific performance, and including, but not limited to, injunctive relief, whether interim or final, and any such relief and any interim, provisional or conservatory measure ordered by the arbitrators may be specifically enforced by any court of competent jurisdiction. Each party hereto retains the right to seek interim, provisional or conservatory measures from judicial authorities and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

            (vi) The award of the arbitrators shall be final and binding on the parties to this Agreement.

            (vii) The award of the arbitrators may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing party in any competent jurisdiction.

            (b) Except for arbitration proceedings pursuant to Section 7.9(a), no action, lawsuit or other proceeding (other than the enforcement of an arbitration decision, an action to compel arbitration or an application for interim, provisional or conservatory measures in connection with the arbitration) shall be brought by or between the parties to this Agreement in connection with any matter arising out of or in connection with this Agreement.

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
            (c) Each party hereto irrevocably appoints CT Corporation System, located on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, USA, as its true and lawful agent and attorney to accept and acknowledge service of any and all process against it in any judicial action, suit or proceeding permitted by Section 7.9(b), with the same effect as if such party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that the party effecting such service shall also deliver a copy thereof on the date of such service to the other parties by facsimile as specified in Section 7.1. Each party to this Agreement will enter into such agreements with such agent as may be necessary to constitute and continue the appointment of such agent hereunder. In the event that any such agent and attorney resigns or otherwise becomes incapable of acting, the affected party will appoint a successor agent and attorney in New York reasonably satisfactory to each other party, with like powers. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City, in connection with any such action, suit or proceeding, and agrees that any such action, suit or proceeding may be brought in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 7.9 and shall not be deemed to be a general submission to the jurisdiction of said courts of or in the State of New York other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction in a manner not inconsistent with Section 7.9(b).

            (d) Each of the Guarantors and Beneficiaries hereby represents and acknowledges that it is acting solely in its commercial capacity in executing and delivering this Agreement and each of the other Principal Agreements to which it is a party and in performing its obligations hereunder and thereunder, and each of the Guarantors and Beneficiaries hereby irrevocably waives with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Agreement or any of the Principal Agreements and any other document or instrument contemplated hereby or thereby, all immunity it may otherwise have as a sovereign, quasi-sovereign or state-owned entity (or similar entity) from any and all proceedings (whether legal, equitable, arbitral, administrative or otherwise), attachment of assets, and enforceability of judicial or arbitral awards.

            7.10. Invalid Provisions. If any provision in this Agreement or any other document executed in connection herewith is or shall become invalid, illegal or unenforceable in any jurisdiction, the invalidity, illegality or unenforceability of such provision in such jurisdiction shall not affect or impair the validity, legality or enforceability of (i) any other provision of this Agreement or any such other document in such jurisdiction or (ii) such provision or any other provision of this Agreement or any such other document in any other jurisdiction.

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
            7.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to any conflicts of laws principles thereof which would result in the application of the laws of another jurisdiction.

            7.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which constitute one and the same instrument

            7.13. Expenses. Each party shall pay its own expenses and costs incidental to its negotiation, execution, delivery and performance of this Agreement.


         [Remainder of Page Intentionally Blank; Signature Pages Follow]


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
IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each party hereto as of the day and year first above written.


                                       The Limited Guarantor:

                                       CTF HOLDINGS LIMITED


                                       By /s/ Nigel J. Robinson
                                          -----------------------------
                                          Name: Nigel J. Robinson
                                          Title: Attorney-in-Fact


                                       The General Guarantor:

                                       ECO HOLDINGS LIMITED


                                       By /s/ Serge Barychkov
                                          -----------------------------
                                          Name: Serge Barychkov
                                          Title: Attorney-in-Fact


                                       The Beneficiaries:

                                       OPEN JOINT-STOCK COMPANY
                                       "VIMPEL-COMMUNICATIONS"


                                       By /s/ Dmitri B. Zimin
                                          -----------------------------
                                          Name: Dmitri B. Zimin
                                          Title: President

                                       By /s/ Vladimir M. Bychenkov
                                          -----------------------------
                                          Name: Vladimir M. Bychenkov
                                          Title: Chief Accountant

                                       CLOSED JOINT-STOCK COMPANY
                                       "VIMPELCOM-REGION"



                                       By /s/ Maurice Worsfold
                                          -----------------------------
                                          Name: Maurice Worsfold
                                          Title: Attorney-in-Fact

                                       By /s/ Galina V. Nesterova
                                          -----------------------------
                                          Name:  Galina V. Nesterova
                                          Title: Chief Accountant


                                       TELENOR EAST INVEST AS


                                       By /s/ Tron Ostby
                                          -----------------------------
                                          Name:  Tron Ostby
                                          Title: Attorney-in-Fact



                                       15